CORPORATE ACCESS NUMBER

20717731

ALBERTA
GOVERNMENT OF ALBERTA

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMENDMENT

CALLDIRECT CAPITAL CORP.

AMENDED ITS ARTICLES ON FEBRUARY 27, 1997

SEAL OF

REGISTRIES

GOVERNMENT OF ALBERTA

/s/ signed

Registrar of Corporations